Exhibit 10.4

CONSULTING SERVICES AGREEMENT

THIS CONSULTING SERVICES AGREEMENT (“Agreement”) is made and entered into as of this 1st day of November, 2019, by and between BirchBioMed, Inc., having an address at 130 Kingscross Drive, Toronto, Ontario L7B 1E6, (the “Client”), and VERBECK ASSOCIATES, LLC, a New York limited liability company having an address at 4509 East Lake Road, Cazenovia, New York 13035 (“Verbeck Associates”).

WHEREAS, the Client wishes to engage Verbeck Associates to provide certain consulting services as more particularly described on attached Exhibit “A” (the “Services”), and Verbeck Associates desires to provide such Services subject to the terms and conditions set forth herein.

NOW, THEREFORE, the parties agree as follows:

1.	ENGAGEMENT.

The Client hereby engages Verbeck Associates and Verbeck Associates hereby agrees to provide to the Client, the Services, in accordance with the terms and conditions set forth herein. Verbeck Associates shall provide the Services, including any deliverables, in accordance with the descriptions, schedule and allotted time frames, if any, set forth in Exhibit “A”.

2.	COMPENSATION.

In consideration for the Services to be performed hereunder, the Client shall pay to Verbeck Associates the amount set forth in attached Exhibit “B” hereto in the manner identified therein.

The Client further agrees to reimburse Verbeck Associates for all reasonable and necessary out-of-pocket expenses incurred by Verbeck Associates in performing the Services hereunder, provided that such expenses have been pre-approved by the Client.

3.	CONFIDENTIAL INFORMATION.

Verbeck Associates acknowledges that in the course of providing Services hereunder, Verbeck Associates may have access to trade secrets and other information of a competitively sensitive nature belonging to the Client. Verbeck Associates agrees that all such information shall be retained by Verbeck Associates as strictly confidential, shall not be made available to or for the benefit of any person without the Client’s prior written consent, shall be used by Verbeck Associates only for the purpose of performing the Services for the Client hereunder, shall not be disclosed to or discussed with any person other than those authorized by the Client, and shall be delivered to the Client immediately upon request.

4.	GENERAL OBLIGATIONS OF THE PARTIES.

(a) Performance by Verbeck Associates. Verbeck Associates shall at all times act diligently and efficiently in performing Services pursuant to this Agreement.

(b) Performance of Client. The Client shall provide information and documentation reasonably necessary in order that Verbeck Associates may accomplish its obligations to provide Services hereunder in a timely manner.

(c) Good Faith Cooperation. Verbeck Associates and the Client will use good faith efforts to cooperate with each other in all matters relating to the provision and receipt of Services.

5.	NO REPRESENTATIONS OR WARRANTIES.

(a) The parties hereto acknowledge and agree that all Services performed under this Agreement and/or deliverables made hereunder shall be performed and/or delivered on an “AS IS, WHERE IS” basis with NO WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. In the event any Services performed and/or deliverables made hereunder are found to be defective, as determined by Verbeck Associates in its sole discretion, Client’s sole remedy and Verbeck Associates’ sole obligation shall be to replace the defective Services and/or deliverables.

(b) The Services to be performed by Verbeck Associates under this Agreement are in the nature of professional services and advice. The parties hereto acknowledge and agree that Verbeck Associates does not warrant or guarantee in any form the results or achievements of the Services performed hereunder and any actions taken by the Client based on any advice provided hereunder by Verbeck Associates are being made by the Client on its own volition. Verbeck Associates’ sole warranty hereunder is as stated in Section 5(a) above.

6.	LIMITATION OF LIABILITY.

Notwithstanding anything to the contrary contained in this Agreement, Verbeck Associates’ aggregate liability in connection with this Agreement and the provision of Services hereunder, regardless of the form of action giving rise to such liability (whether in contract, tort or otherwise), shall not exceed the aggregate compensation paid to Verbeck Associates by the Client under this Agreement during the one (1) year period preceding any claim. Under no circumstances shall Verbeck Associates be liable for any exemplary, special, indirect, consequential or incidental damages of any kind, including, without limitation, lost profits, even if Verbeck Associates has been advised of the possibility of such damages. To the maximum extent permitted by law, Client hereby agrees to protect, indemnify and defend Verbeck Associates and its employees and officers from any and all liabilities, judgments, damages and suits (including third party claims) which Verbeck Associates may incur or become responsible for out of Verbeck Associates’ performance under this Agreement. The obligations of Client as set forth in this Section 6 shall survive termination of this Agreement.

7.	RELATIONSHIP BETWEEN PARTIES.

Verbeck Associates shall at all times be an independent contractor of the Client. Nothing contained in this Agreement shall be construed to constitute either party hereto as the partner, officer, joint venturer, employee, agent or other representative of the other party hereto.

8.	FORCE MAJEURE.

Each party shall be excused for any failure or delay in performing any of its obligations under this Agreement if such failure or delay is caused by force majeure. “Force Majeure” means any act of God or the public enemy, any accident, explosion, fire, storm, earthquake, flood or impracticality (including potential violation of any applicable law, rule or regulation), or any other circumstance or event beyond the reasonable control of the party relying upon such circumstance or event.

9.	TERM; TERMINATION.

This Agreement shall be in effect from the date first above written and continue until the earlier of (i) Verbeck Associates completion of the Services or (ii) either party elects to terminate this Agreement for any reason upon sixty (60) days written notice to the other party. In the event the Client elects to terminate this Agreement prior to the completion of the Services, the Client shall pay to Verbeck Associates the cost for Services performed by Verbeck Associates up to the date of termination.

10.	SEVERABILITY.

In the event that any of the provisions, or portions thereof, or interpretations by the parties or by either party of any provisions, or portions thereof, of this Agreement are held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions, or portions or interpretations thereof, shall not be affected thereby.

11.	HEADINGS.

The headings of this Agreement are for convenience of reference only and shall not limit, or be used as an aid in construing, the provisions of this Agreement.

12.	ENTIRE AGREEMENT.

This Agreement sets forth the full and complete understanding of the parties with respect to the Services to be performed by Verbeck Associates for the Client and supersedes all previous understandings, written or oral, which may have existed relating to the Services to be performed by Verbeck Associates.

13.	ASSIGNMENT.

This Agreement shall not be assigned by either party without the written consent of the other party. Any purported assignment in violation of this Section 13 shall be void.

14.	NOTICES.

All notices pursuant to this Agreement shall be in writing and delivered in person, mailed (by certified mail, return receipt requested) or telefaxed to the other party at the following address or such other address as either party hereto may, by similar notice, furnish to the other:

If to Verbeck Associates:	Verbeck Associates, LLC
4509 East Lake Road
Cazenovia, New York 13035
Attn: Jon S. Verbeck
Telefax: (315) 655-2891

If to the Client:	BirchBioMed, Inc
130 Kingscross Drive,
Toronto, Ontario L7B 1E6
Attn: Mark Miller
Telefax:

15.	CHOICE OF LAW; VENUE.

This Agreement shall be deemed to be executed in the State of New York and shall be interpreted and enforced according to the laws of the State of New York. Only the federal and New York State courts in Madison County, New York shall have jurisdiction over this Agreement and any controversies arising out of this Agreement, and any controversies arising out of the Agreement shall be submitted only to such courts. The parties hereto hereby submit to the jurisdiction of such courts for the purposes of interpretation and enforcement of this Agreement.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their duly authorized signatories effective as of the date first above written.

VERBECK ASSOCIATES, LLC

By:	/s/ Jon S. Verbeck
Jon S. Verbeck, Managing Member

CLIENT:

By:	/s/ Mark Miller
Name:	Mark Miller
Title:	CEO

EXHIBIT “A”

DESCRIPTION OF SERVICES

1.	Description of Services to be Rendered:

●	Provide consulting CFO Services on a monthly basis as needed

●	Prepare monthly financial reporting and facilitate the financial statement audit for FY 2019

●	Participate in periodic team meetings and provide business advisory services as necessary

EXHIBIT “B”

COMPENSATION & PAYMENT TERMS

$4,000 due at the beginning of each month.

Should there be a material scope change, this agreement may be terminated by either party. We will advise you accordingly

Expenses for necessary travel and other out of pocket expense will be billed as incurred on a monthly basis. They are due on receipt.

Cancelable at any time with 60-day notice

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